SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 16, 2007, The Goodyear Tire & Rubber Company (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1, with Deutsche Bank Securities Inc., Citigroup Global Market Inc. and Goldman Sachs & Co. as representatives of the underwriters (collectively, the “Underwriters”) related to the public offering of 22,727,272 shares of the Company’s common stock, no par value, and an over-allotment option of up to an additional 3,409,091 shares of common stock, no par value (collectively, the “Shares”) at a public offering price of $33.00 per share. The Underwriters exercised their over-allotment option in full on May 17, 2007. The Shares were delivered against payment on May 22, 2007. On May 22, 2007, the Company issued a press release announcing that it had closed on the sale of the Shares. A copy of the press release is attached hereto as Exhibit 99.1
Item 8.01. Other Events
     On May 22, 2007, Bertram Bell, an Associate General Counsel and Assistant Secretary of the Company, delivered his legality opinion with respect to the Shares offered by the Company. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
1.1	Equity Underwriting Agreement, dated May 16, 2007.

5.1	Opinion of Bertram Bell, Esq.

23.1	Consent of Bertram Bell, Esq. (included in Exhibit 5.1).

99.1	Press Release, dated May 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
By:	/s/ RICHARD J. KRAMER

Name: Richard J. Kramer
Title: President, North American Tire and
Chief Financial Officer
Dated: May 22, 2007

Exhibit Index

Exhibit
No.
1.1	Equity Underwriting Agreement, dated May 16, 2007.
5.1	Opinion of Bertram Bell, Esq.
23.1	Consent of Bertram Bell, Esq. (included in Exhibit 5.1).
99.1	Press Release, dated May 22, 2007.